                                                                   Exhibit 10.2
================================================================================




                       GUARANTY AND COLLATERAL AGREEMENT

                                    made by




                          MINDSPRING ENTERPRISES, INC.


                      and the other Grantors party hereto


                                  in favor of


                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent

                         Dated as of February 17, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SECTION 1.    DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
              -----------
     1.2      Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              -----------------------------

SECTION 2.    GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     2.1      Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              --------
     2.2      Right of Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              ---------------------
     2.3      No Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              --------------
     2.4      Amendments, etc.  with respect to the Borrower Obligations . . . . . . . . . . . . . . . . . 9
              ----------------------------------------------------------
     2.5      Guarantee Absolute and Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              ------------------------------------
     2.6      Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              -------------
     2.7      Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              --------

SECTION 3.    GRANT OF SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

     3.1      Pledge and Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              -------------------------------------
     3.2      Stock Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              ------------
     3.3      Control Agreement; Acknowledgement by Issuers  . . . . . . . . . . . . . . . . . . . . . .  12
              ---------------------------------------------

SECTION 4.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     4.1      Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              ---------
     4.2      Binding Obligation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              ------------------
     4.3      Title, No Other Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              ---------------------
     4.4      Perfected First Priority Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              ------------------------------
     4.6      Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              ----------------------
     4.7      Inventory and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              -----------------------
     4.8      Farm Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              -------------
     4.9      Investment Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              -------------------
     4.10     Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
              --------
     4.11     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
              ----------
     4.12     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
              --------
     4.13     Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              -------- ---------
     4.14     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
              ---------------------

SECTION 5.    COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

     5.1      Delivery of Instruments, Certificated Securities and Chattel Paper . . . . . . . . . . . .  17
              ------------------------------------------------------------------
     5.2      Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              ------------------------
     5.3      Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              ----------------------
     5.4      Maintenance of Perfected Security Interest, Further Documentation  . . . . . . . . . . . .  18
              -----------------------------------------------------------------
     5.5      Changes in Locations, Name, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              -------------------------------
     5.6      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              -------
     5.7      Investment Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              -------------------

     5.8      Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              --------
     5.10     Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              ------------------
     5.11     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              ---------------------
     5.12     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              ---------
     5.13     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              --------------------

SECTION 6.    REMEDIAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

     6.1      Certain Matters Relating to Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              ------------------------------------
     6.2      Communications with Obligors, Grantors Remain Liable . . . . . . . . . . . . . . . . . . .  25
              ----------------------------------------------------
     6.3      Pledged Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              -------------
     6.4      Proceeds to be Turned Over To Administrative Agent . . . . . . . . . . . . . . . . . . . .  27
              --------------------------------------------------
     6.5      Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              -----------------------
     6.6      Code and Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              -----------------------
     6.7      Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              -------------------
     6.8      Waiver, Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              ------------------

SECTION 7.    THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

     7.1      Administrative Agent's Appointment as Attorney-in-Fact, etc  . . . . . . . . . . . . . . .  29
              -----------------------------------------------------------
     7.2      Duty of Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              ----------------------------
     7.3      Execution of Financing Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              ---------------------------------
     7.4      Authority of Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              ---------------------------------

SECTION 8.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

     8.1      Amendments in Writing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              ---------------------
     8.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              -------
     8.3      No Waiver by Course of Conduct; Cumulative Remedies  . . . . . . . . . . . . . . . . . . .  32
              ---------------------------------------------------
     8.4      Enforcement Expenses, Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              -------------------------------------
     8.5      Binding Arbitration; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . .  33
              -----------------------------------------
     8.6      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              ----------------------
     8.7      Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              -------
     8.8      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              ------------
     8.9      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              ------------
     8.10     Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              ----------------
     8.11     Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              -----------
     8.12     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              -------------
     8.13     Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              -----------------------
     8.14     Acknowledgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              ---------------
     8.15     Additional Grantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              -------------------
     8.16     Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              --------

SCHEDULES
---------

Schedule 1    Notice Addresses of Guarantors
Schedule 2    Investment Property
Schedule 3    Material Contracts
Schedule 4    Intellectual Property
Schedule 5    Deposit Accounts/Financial Institutions

EXHIBITS
--------

Exhibit A     Form of Perfection Certificate
Exhibit B     Form of Depository Account Agreement

ANNEXES
-------

Annex I       Form of Acknowledgment and Consent
Annex II      Form of Guaranty and Collateral Agreement Supplement

                       GUARANTY AND COLLATERAL AGREEMENT


                 GUARANTY AND COLLATERAL AGREEMENT (this "Agreement"), dated as of February 17, 1999, made by each of the signatories hereto, including certain Subsidiaries of the Borrower (as defined below), as guarantors (the "Guarantors"), and the Borrower (the Borrower and the Guarantors together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of FIRST UNION NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of February 17, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among MINDSPRING ENTERPRISES, INC., as borrower (the "Borrower"), the Lenders, FIRST UNION CAPITAL MARKETS CORP., as Arranger, and the Administrative Agent.

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

                 WHEREAS, on the date hereof, the Borrower is the sole Grantor;

                 WHEREAS, on such date that additional Grantors are party hereto, the Borrower will be a member of an affiliated group which group will include each other Grantor;

                 WHEREAS, on such date that additional Grantors are party hereto, the proceeds of the Extensions of Credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of such Grantors in connection with the operation of their respective businesses;

                 WHEREAS, on such date that additional Grantors are party hereto, the Borrower and such other Grantors will be engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit under the Credit Agreement; and

                 WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Borrower and each of the other Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of itself and the Lenders;

                 NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, the Borrower and each other Grantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement; the following terms are used herein as defined in the UCC: Certificated Security, and Farm Products.

                 (b) The following terms when used in this Agreement shall have the meanings assigned to them below:

                 "Accounts" means all "accounts" (as defined in the UCC) of any Grantor, including withoutlimitation all present or future accounts receivable, all rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, whether or not earned by performance, all rights in any merchandise or goods which any of the same may represent, all notes receivable, book debts, notes, bills, drafts, acceptances, choses in action, contract rights, instruments and documents and all sums of money due or to become due thereon and all proceeds thereof and all rights, title, security interests and guarantees with respect to each of the foregoing.

                 "Agreement" means this Guaranty and Collateral Agreement, as amended, restated, supplemented or otherwise modified.

                 "Applicable Insolvency Laws" means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Section 547, Section 548, Section 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to any Guarantor and this Agreement.

                 "Borrower Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which Hedging Agreement is permitted or required under the Credit Agreement), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of the Credit Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

                 "Chattel Paper" means a writing or writings which evidence both a monetary obligation of a Grantor and a security interest in or a lease of specific goods relating thereto.

                 "Collateral" shall have the meaning assigned thereto in
         Section 3.1.

                 "Collateral Account" means any cash collateral account established by the Administrative Agent as provided in Section 6.4.

          "Controlled Depository" shall have the meaning assigned thereto in
          Section 5.9.

                 "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                 "Copyrights" means collectively, all of the following of any
         Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, any thereof referred to on Schedule 4 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

                 "Deposit Account" means a deposit account (as defined in the UCC) of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                 "Documents" means all "documents" (as defined in the UCC) or other receipts of any Grantor covering, evidencing or representing goods.

                 "Equipment" means all "equipment" (as defined in the UCC) of any Grantor and all other machinery, furniture, equipment and goods (other than Inventory) and all other tangible assets of any Grantor used or bought for use primarily in the business of such Grantor, including all accessions, additions, attachments, improvements, alterations, modifications, substitutions, repairs and replacements thereto and therefor.

                 "General Intangibles" means all "general intangibles" (as defined in the UCC) including, without limitation, with respect to any Grantor, all contracts, agreements, subscriber lists, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive monies due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case only to the extent that the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture (a) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (b) would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or (c) is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                 "Guarantor Obligations" means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, those arising pursuant to Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of Guaranty Obligations, Reimbursement Obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                 "Guarantors" means the collective reference to each Subsidiary of the Borrower executing this Agreement.

                 "Instruments" means all "instruments," "chattel paper" or "letters of credit" (each as defined in the UCC) of any Grantor, including, without limitation, instruments, chattel paper and letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances.

                 "Intellectual Property" means collectively, all of the following of any Grantor: (a) all systems software and applications software, including, without limitation, screen displays and formats, program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses (excluding any foreign Copyrights, Copyright Licenses, Trademarks, and Trademark Licenses owned by the Borrower other than in Canada), and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

                 "Intercompany Note" means any promissory note evidencing loans made by any Grantor to another Grantor.

                 "Inventory" means all "inventory" (as defined in the UCC) of any Grantor, including without limitation, all raw materials, inventory and other materials and supplies, work-in-process, finished goods, all accessions thereto, documents therefor and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

                 "Investment Property" means the collective reference to (i) all "investment property" (as such term is defined in the UCC) and
         (ii) all Pledged Notes, all Pledged Stock and all Partnership/LLC Interests (whether or not constituting "investment property," as so defined) of any Grantor.

                 "Issuers" means the collective reference to the issuers of any Investment Property.

                 "Lender Hedge Agreements" means all Hedge Agreements entered into by the Borrower with any Lender (or any Affiliate of any Lender).

                 "Material Contracts" shall have the meaning assigned thereto in the Credit Agreement.

                 "Obligations" means (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                 "Partnership/LLC" means the collective reference to the entities listed on Schedule 2 under the heading "Partnerships/LLCs."

                 "Partnership/LLC Interests" means the entire partnership or membership interest of each Grantor in each Partnership/LLC listed on
         Schedule 2 hereto, including, without limitation, each Grantor's capital account, its interest as a partner or member in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of the Partnerships/LLCs, its interest in all distributions made or to be made by the Partnerships/LLCs to such Grantor and all of the other economic rights, titles and interests of each Grantor as a partner or member of the Partnerships/LLCs, whether set forth in the partnership agreement or membership agreement of the Partnerships/LLCs, by separate agreement or otherwise.

                 "Patent License" means all agreements now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.

                 "Patents" means collectively, all of the following of any
         Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including, without limitation, any thereof referred to on Schedule 4 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

                 "Perfection Certificate" means the perfection certificate dated as of even date herewith, substantially in the form of Exhibit A attached hereto, in form and substance satisfactory to the Administrative Agent, and duly certified by a Responsible Officer of each Grantor.

                 "Permitted Liens" means all liens and encumbrances respecting the Collateral permitted pursuant to the terms of the Credit Agreement.

                 "Pledged Notes" means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                 "Pledged Stock" means the shares of capital stock listed on
         Schedule 2 together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the capital stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                 "Proceeds" means all "proceeds" (as defined in the UCC) and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Security Interests" means the security interests granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Agreement.

                 "Trademark License" means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4.

                 "Trademarks" means collectively, all of the following of any
         Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith anywhere in the world, including without limitation any thereof referred to on Schedule 4 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

                  "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.


         1.2     Other Definitional Provisions.

         (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                               SECTION 2.GUARANTY

         2.1 Guaranty. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of itself and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations, provided, that notwithstanding anything to the contrary contained herein, it is the intention of each Guarantor and the Lenders that in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor's Guarantor Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws. To that end, but only in the event and to the extent that such Guarantor's Guarantor Obligations or any payment made pursuant to such

Guarantor Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's Guarantor Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's Guarantor Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guarantor Obligations exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guarantor Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws, and the foregoing proviso does not constitute nor shall it be construed as an acknowledgment that such Guarantor, the Borrower, or any other guarantor or any other Person has or shall have any right or claim under Applicable Insolvency Laws in such proceeding.

         (a) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

         (b) The guaranty contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and all the Guarantor Obligations shall have been satisfied by indefeasible payment and performance in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

         (c) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 Right of Contribution. To the extent that the value (whether determined under a standard of "fair value," "reasonably equivalent value" or any other valuation standard under applicable law) of the benefit received by any Guarantor by reason of the matters described in the preamble to this Agreement is determined to be less than the Obligations incurred by such Guarantor, then each other Guarantor agrees that such Guarantor shall have a present right of contribution against such other Guarantor which right shall be no less enforceable than the

Obligations incurred by each Guarantor under this Agreement. To that end, in the event any Guarantor is required, by reason of this Agreement, to pay an amount in excess of the value of the benefit such Guarantor is deemed to have received by reason of matters described in the preamble of this Agreement, the remaining Guarantors jointly and severally agree to pay such Guarantor, upon demand, the amount of such excess. Subject only to the provisions of the following Section 2.3, such Guarantor shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Guarantors and the Borrower to the extent of such excess payment.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section
2. To the extent permitted by law, each Guarantor expressly waives all rights it may now or in the future have under any statute (including, without limitation, North Carolina General Statutes Section 26-7, et seq. or similar law). Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Administrative Agent's Office.

                      SECTION 3.GRANT OF SECURITY INTEREST

         3.1 Pledge and Grant of Security Interest. Each Grantor hereby assigns and transfers (to the extent allowable by Applicable Law) to the Administrative Agent and hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                 (a)      all Accounts;

                 (b)      all Chattel Paper;

                 (c)      all Material Contracts;

                 (d)      all Deposit Accounts;

                 (e)      all Documents;

                 (f)      all Equipment;

                 (g)      all General Intangibles;

                 (h)      all Instruments;

                 (i)      all Intellectual Property;

                 (j)      all Inventory;

                 (k)      all Investment Property;

                 (l)      all other property not otherwise described above;

                 (m)      all books and records pertaining to the Collateral;
                          and

                 (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guaranties given by any Person with respect to any of the foregoing.

         Notwithstanding the foregoing and anything contained in any one or more of the Loan Documents to the contrary, it is agreed that the Grantors shall not be deemed to have granted a security interest in the following: (i) any Copyright and Copyright Licenses and Trademark and Trademark Licenses for any foreign country, except Canada, owned by any Grantor, (ii) any of Leased Sites listed on Schedule 8.12(c) to the Credit Agreement until such time as the approvals, authorizations, or consents therefore have been obtained pursuant to Section 8.12(c) of the Credit Agreement, (iii) any Leased Sites which do not appear on
         Schedule 8.12(c), and (iv) any Material Contracts other than the NETCOM Network Services Agreement and the WorldCom Network Services Agreement and the Leased Sites (which shall be treated pursuant to clause (ii) above). In addition, security interest granted hereby is granted only to the extent that the grant by such Grantor in its right, title and interest in any contract, agreement, instrument or indenture (a) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (b) would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or (c) is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

         3.2 Stock Powers. Concurrently with the execution of this Agreement and the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, each Grantor shall deliver an undated stock power covering such certificate, duly executed in blank by such Grantor with, if the Administrative Agent so requests, signature guaranteed.

         3.3     Control Agreement; Acknowledgement by Issuers.

         (a) The Grantors hereby authorize and instruct each Issuer and Partnership/LLC to comply, and each Issuer and Partnership/LLC hereby agrees to so comply, with any instruction received thereby from the Administrative Agent in accordance with the terms of this Agreement with respect to the Collateral, without any consent or further instructions from such Grantor (or other registered owner), and such Grantor agrees that such Issuer and Partnership/LLC shall be fully protected in so complying. Each Issuer and Partnership/LLC agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Administrative Agent, for the benefit of the Lenders, "control" of the Partnership/LLC Interests within the meaning of such term under Section 8-106(c) of the UCC. (Notwithstanding the foregoing, nothing in this Agreement is intended or shall be construed to mean or imply that the Partnership/LLC Interests constitute "securities" within the meaning of such term under Section 8-102(a)(15) of the UCC or otherwise to limit or modify the application of Section 8-103(c) of the UCC. Rather, the Administrative Agent has requested that this provision be included in this Agreement solely out of an abundance of caution in the event the Partnership/LLC Interests are, nevertheless, deemed to constitute "securities" under the UCC.)

         (b) Each Issuer and Partnership/LLC acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer and Partnership/LLC agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(d) of this Agreement. Each Issuer and Partnership/LLC further agrees that the terms of
Section 6.6 of this Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of Section 6.6 of this Agreement.

                    SECTION 4.REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

         4.1 Existence. Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted (and as hereafter conducted at the time of any supplement to Schedule 6.1(a) to the Credit Agreement required pursuant to Section 8.12 of the Credit Agreement) and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         4.2     Binding Obligation.

         (a) Each Grantor has the corporate right, power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, this Agreement.

         (b) This Agreement constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (c) The execution, delivery and performance by the Grantors of this Agreement will not violate any material provision of any Applicable Law or Material Contract of any Grantor and will not result in the creation or imposition of any Lien upon or with respect to any property of any Grantor other than Liens arising under the Loan Documents.

         4.3 Title, No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of itself and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement under the UCC of any state which names a Grantor as debtor and which has not been terminated is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

         4.4 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement.

         4.5 Perfection Certificate. All the information set forth in the Perfection Certificate is true and correct as of the date hereof.

         4.6 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified in the Perfection Certificate.

         4.7 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed in the Perfection Certificate.

         4.8 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.9     Investment Property.

         (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer owned by such Grantor; and the Partnership/LLC Interests pledged by such Grantor hereunder constitute all of the outstanding ownership interests in which the Grantor has any right, title or interest in each Partnership/LLC in which it is a partner or member.

         (b) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the applicable Grantor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect creditors' rights generally and the availability of equitable remedies.

         (c) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable and all of the Partnership/LLC Interests have been duly and validly issued;

         (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

         (e)     Except as contemplated by Section 6.7, and provided in
Section 4.13, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of any Grantor or any Issuer or any general or limited partner or member of any Partnership/LLC), is required in connection with the execution, delivery, performance, validity or enforceability against such Grantor of this Agreement, except (i) as may be required in connection with the disposition of the Pledged Stock and the Partnership/LLC Interests by laws affecting the offering and sale of securities generally, (ii) filings with the United States Copyright Office, the United States Patent and Trademark Office, the Canadian Trademarks Office, or the Canadian Copyright Office and (iii) filings under the Uniform Commercial Code;

         (f) The Grantors have delivered to the Administrative Agent true and complete copies of the partnership agreements and operating agreements, as applicable, for each of the Partnerships/LLCs, which partnership agreements and operating agreements are currently in full force and effect and have not been amended or modified except as disclosed to the Administrative Agent in writing.

         4.10    Accounts.

         (a) No amount payable to such Grantor in excess of $50,000 under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

         (b) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate in all material respects.

         4.11 Litigation. Except as set forth on Schedule 6.1(u) to the Credit Agreement, no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of the Grantors, threatened by or against any Grantor or against any of their properties with respect to this Agreement or any of the transactions contemplated hereby.

         4.12 Solvency. As of the Closing Date, the Grantors, taken as a whole, (i) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, and (ii) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies).

         4.13    Material Contracts.

         (a) No consent of any party (other than such Grantor) to any Material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except for those excluded in Section 3.1.

         (b) Each Material Contract is in full force and effect and constitutes a valid and binding obligation of the applicable Grantor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Material Contract to any material adverse limitation, either specific or general in nature.

         (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any material terms thereof.

         (e) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims which such defenses, offsets, counterclaims or claims could reasonably be expected to have a Material Adverse Effect.

         (f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Material Contract requested by the Administrative Agent, including all amendments, supplements and other modifications thereto.

         (g) No amount payable to such Grantor in excess of $50,000 under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

         (h) None of the parties to any Material Contract is a Governmental Authority.

         4.14    Intellectual Property.

         (a) Schedule 4 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

         (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

         (c) Except as set forth in Schedule 4 on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

         (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property.

         4.15 Financing Statements. The Financing Statements naming each Grantor as a debtor are in appropriate form and when filed in the offices specified in the Perfection Certificate, the Security Interests will constitute valid and perfected Security Interests in the Collateral of such Grantor, prior to all other Liens and rights of others therein except for Permitted Liens (to the extent that a security interest therein may be perfected by filing pursuant to the UCC) and all filings and other actions necessary or desirable to perfect and protect such Security Interests have been duly taken.

                              SECTION 5.COVENANTS

         Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $50,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         5.2     Maintenance of Insurance.

         (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft, fraud and such other casualties, including business interruption, as may be reasonably satisfactory to the Administrative Agent in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for hazards, risks and liability to persons and property relating to such Inventory and Equipment, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

         (b) All such insurance shall (i) name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

         (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

         5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.4     Maintenance of Perfected Security Interest, Further
Documentation.

         (a) Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 4.4 and shall defend, in a manner consistent with customary business practices, such Security Interest against the claims and demands of all Persons whomsoever.

         (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable UCC ) with respect thereto.

         (d) No Grantor shall (1) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement, or (2) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person or entity, except as permitted by the Credit Agreement.

         (e) Each Grantor will comply in all material respects with all Applicable Laws applicable to the Collateral or any part thereof or to the operation of such Grantor's business.

         5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to the Perfection Certificate showing any additional location at which Inventory or Equipment shall be kept:

                 (i) permit any of the material Inventory or Equipment to be kept at a location other than those listed in the Perfection Certificate;

                 (ii) change its jurisdiction of organization or the location of its chief executive office from that referred to in the Perfection Certificate or

                 (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

         5.6 Notices. Such Grantor will advise the Administrative Agent a promptly, in reasonable detail, of

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

         (b) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the Collateral or on the Security Interests.

         5.7     Investment Property.

         (a) On or before the date of execution of this Agreement, the Grantors shall use its best efforts to cause each of the partners and members of each of the Partnerships/LLCs to acknowledge and consent to the pledge of the Partnership/LLC Interests pursuant to this Agreement by signing the appropriate signature blocks attached hereto.

         (b) The Grantors agree that as a partner or member in the Partnerships/LLCs such Grantor will abide by, perform and discharge each and every material obligation, covenant and agreement to be abided by, performed or discharged by such Grantor under the terms of the partnership agreements and operating agreements, as applicable, of the Partnerships/LLCs, at no cost or expense to the Administrative Agent and the Lenders.

         (c) Without the prior written consent of the Administrative Agent, the Grantors will not (i) vote to enable, or take any other action to permit, any Issuer or Partnership/LLC to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of such Issuer or Partnership/LLC, (ii) except as expressly provided to the contrary herein, consent to any modification, extension or alteration of the terms of any partnership agreement or operating agreement of the Partnerships/LLCs, (iii) accept a surrender of any partnership agreement or operating agreement of any of the Partnerships/LLCs or waive any breach of or default under any partnership agreement or operating agreement of any of the Partnerships/LLCs by any other party thereto, (iv) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (v) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement and by Permitted Liens. The Grantors will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

         (d) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         (e) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(d) with respect to the Investment Property issued by it and (iii) the terms of Section 6.3(c) and Section 6.7 shall apply to it, mutatis mutandis with respect to all actions that may be required of it pursuant to Section 6.3(c) or
Section 6.7 with respect to the Investment Property issued by it.

         5.8     Accounts.

         (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Account with a face amount in excess of $50,000, (ii) compromise or settle any Account with a face amount in excess of $50,000 for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account with a face amount in excess of $50,000, (iv) allow any credit or discount whatsoever on any Account with a face amount in excess of $50,000 or (v) amend, supplement or modify any Account with a face amount in excess of $50,000 in any manner that could materially adversely affect the value thereof.

         (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any material Account.

         5.9     Deposit Accounts.

         (a) Each Grantor shall maintain on and after the Closing Date its Deposit Accounts with a financial institution listed on Schedule 5 or at such other financial institution reasonably acceptable to the Administrative Agent and the Required Lenders, each of which financial institutions (other than First Union) shall have executed a Depository Account Agreement in substantially the form of Exhibit B hereto (any such institution a "Controlled Depository"). Upon the occurrence or during the continuance of a Default or Event of Default, whenever any Grantor shall receive any monies, checks or any other items of payment relating to, or proceeds of, Accounts, such Grantor agrees with the Administrative Agent and Lenders that it will, consistent with Grantor's business practice, deposit all such items of payment into a Deposit Account at First Union or at a Controlled Depository. Upon receipt, such Grantor shall hold such items of payment in trust for the Administrative Agent and Lenders and as property of the Administrative Agent and Lenders, separate from the other funds of such Grantor, until such Grantor shall deposit the same in a Depository Account as provided above.

         (b) Upon the occurrence or during the continuance of a Default or Event of Default, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all such items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks and other items, together with a statement showing the application of all payments on the Accounts during such week and a collection report with regard thereto in form and substance satisfactory to the Administrative Agent.

         (c) The Administrative Agent shall have the right (but not the obligation) to apply any funds held in any Deposit Account to the repayment of any Obligations then due and payable in the order set forth in Section 4.5 of the Credit Agreement.

         (d) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right in accordance with
Section 6 to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account.

         5.10    Material Contracts.

         (a) Such Grantor will perform and comply in all material respects with all its material obligations under the Material Contracts.

         (b) Such Grantor will not amend, modify, terminate or waive any material provision of any Material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Material Contract as Collateral.

         (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Material Contract (other than any right of termination).

         (d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract that questions the validity or enforceability of such Material Contract.

         5.11    Intellectual Property.

         (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such material Trademark,
(iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Laws, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Administrative Agent, for the ratable benefit of itself and the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement; and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way.

         (b) Such Grantor (either itself or through licensees) will not do any act; or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

         (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

         (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

         (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         (g) With respect to the material Intellectual Property, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the

Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

         5.12 Inventory. Each Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted), and within a reasonable time will make or cause to be made all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment.

         5.13 Regulatory Approvals. Each Grantor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Grantor shall take any action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each Communications License or other Governmental Approval. To enforce the provisions of this Section, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Communications License or other Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Grantor hereby agrees to authorize such an involuntary assignment or transfer of control upon the request of the receiver so appointed and, if such Grantor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, such Grantor shall further use its commercially reasonable to assist in obtaining approval of any Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with any Governmental Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Communications License or other Governmental Approval or transfer of control necessary or appropriate under the rules and regulations of any Governmental Authority for the approval of the transfer or assignment of any portion of the assets of such Grantor, together with any Communications Licenses or other Governmental Approval. Because such Grantor agrees that the Administrative Agent's remedy at law for failure of such Grantor to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, such Grantor agrees that the covenants contained in this Section may be specifically enforced, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. Notwithstanding the foregoing, the Lenders and the Administrative Agent understand and agree that the assignment or transfer of control of some of the Communications Licenses requires advance approval by the FCC.

                         SECTION 6.REMEDIAL PROVISIONS

         6.1     Certain Matters Relating to Accounts.

         (a) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

         (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Accounts, under the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.

         (c) At the Administrative Agent's reasonable request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the material Accounts, including, without limitation, all original orders, invoices and shipping receipts.

         6.2     Communications with Obligors, Grantors Remain Liable.

         (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Accounts and parties to the Material Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts or Material Contracts.

         (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts and parties to the Material Contracts that the Accounts and the Material Contracts have been assigned to the Administrative Agent for the ratable benefit of itself and the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and Material Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Material Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or Material Contract to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (d) Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable to perform all of its duties and obligations as a partner or member of the Partnerships/LLCs to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any Lender of any of its rights hereunder shall not release such Grantor from any of its duties or obligations as a partner or member of the Partnerships/LLCs, and (c) neither the Administrative Agent nor any Lender shall have any obligation or liability as a partner or member of the Partnerships/LLCs by reason of this Agreement.

         6.3     Pledged Stock.

         (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock, Partnership/LLC Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate, company and partnership rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate, company and partnership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock, partnership and membership distributions in respect of the Partnership/LLC Interests or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 4.5 of the Credit Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise
(A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other fights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

         6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in
Section 6.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

         6.5 Application of Proceeds. In accordance with Section 4.5 of the Credit Agreement, at such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the

Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 4.5 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         6.7     Registration Rights.

         (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its best efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11 (a) of the Securities Act.

         (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section
6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         6.8 Waiver, Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                       SECTION 7. THE ADMINISTRATIVE AGENT

         7.1     Administrative Agent's Appointment as Attorney-in-Fact, etc.

         (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                 (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract or with respect to any other Collateral whenever payable;

                 (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                 (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof,

                 (iv)     execute, in connection with any sale provided for in
         Section 6.6 or Section 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Administrative
Agent shall give such Grantor not less than ten (10) days notice of such sale or disposition, except for the sale or disposition of perishable goods.

         (b) If any Grantor fails to materially perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

                            SECTION 8.MISCELLANEOUS

         8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.11 of the Credit Agreement.

         8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4     Enforcement Expenses, Indemnification.

         (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from any and all liabilities, losses, damages, penalties, costs and expenses in connection with this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.2 of the Credit Agreement.

         (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         8.5     Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement ("Disputes"), between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty
(120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.

         (b) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH GRANTOR HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Grantor, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         8.7 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 13.3 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

         8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.12 GOVERNING LAW. THIS AGREEMENT UNLESS OTHERWISE SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         8.13 Consent to Jurisdiction. Each Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 8.2. Nothing in this Section 8.13 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against each Grantor or its properties in the courts of any other jurisdictions.

         8.14    Acknowledgments.  Each Grantor hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

         8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.12 of the Credit Agreement shall become a Grantor and a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Guaranty and Collateral Agreement Supplement in the form of Annex I hereto.

         8.16    Releases.

         (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                          [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                    GRANTOR:

                                    MINDSPRING ENTERPRISES, INC.


                                    By: /s/ MICHAEL MISIKOFF
                                       -------------------------
                                    Name: Michael Misikoff
                                         -----------------------
                                    Title: CFO
                                          ----------------------



State of Georgia                           )
                                           :
County of Fulton                           )

         This ____ day of February, 1999, personally came before me, K. Anne Peavler, Notary Public for said County and State, Michael Misikoff, who, being by me duly sworn, says that he is CFO of MindSpring Enterprises, Inc., a corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given, and the said CFO acknowledged the said writing to be the act and deed of said corporation.


[NOTARIAL SEAL]



/s/ K. ANNE PEAVLER
------------------------------------
            Notary Public

My commission expires 5/20, 2001





[Guaranty and Collateral Agreement]

                                                   SECURED PARTY

                                                   FIRST UNION NATIONAL BANK,
                                                   as Administrative Agent


                                                  By: /s/ C. MARK HEDRICK
                                                     ------------------------
                                                  Name: C. Mark Hedrick
                                                       ----------------------
                                                  Title: Vice President
                                                        ---------------------


State of North Carolina           )
                                  :
County of Mecklenburg             )


         This 16th day of February, 1999, personally came before me, Loree Frances Charles, Notary Public for said County and State, C. Mark Hedrick, who, being by me duly sworn, says that he is Vice President of First Union National Bank, a National Banking Association, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given, and the said Vice President acknowledged the said writing to be the act and deed of said corporation.

[NOTARIAL SEAL]



/s/ Loree Frances Charles
---------------------------
       Notary Public

My commission expires 1/31, 2003





[Guaranty and Collateral Agreement]

                                                                      Schedule 1
                                                                 to Guaranty and
                                                            Collateral Agreement


                         NOTICE ADDRESSES OF GUARANTORS

                                   Schedule 2
                                                                 to Guaranty and
                                                            Collateral Agreement


                       DESCRIPTION OF INVESTMENT PROPERTY

PLEDGED STOCK:

        Issuer       Class of Stock       Stock Certificate No.    No. of Shares





PLEDGED NOTES:

        Issuer                      Payee                      Principal Amount





PARTNERSHIPS/LLC:

        Name of Entity       Type of Entity     Type of Ownership   % Ownership

                                                                      Schedule 3
                                                                 to Guaranty and
                                                            Collateral Agreement


                               MATERIAL CONTRACTS

                                   Schedule 4
                                                                 to Guaranty and
                                                            Collateral Agreement


                       COPYRIGHTS AND COPYRIGHT LICENSES



                          PATENTS AND PATENT LICENSES



                       TRADEMARKS AND TRADEMARK LICENSES

                                   Schedule 5
                                                                 to Guaranty and
                                                            Collateral Agreement


                  DEPOSIT ACCOUNTS AND FINANCIAL INSTITUTIONS



              Financial                       Address of                Account
Grantor       Institution      Account No.    Financial Institution     Purpose

                                                                      Annex I to
                                           the Guaranty and Collateral Agreement


                          ACKNOWLEDGEMENT AND CONSENT

         The undersigned hereby acknowledges receipt of a copy of the Guaranty and Collateral Agreement dated as of February 17, 1999 (the "Agreement"), made by the Grantors party thereto for the benefit of First Union National Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(d) of the Agreement.

         3. The terms of Sections 6.3(c) and Section 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or Section 6.7 of the Agreement.

                                [NAME OF ISSUER]

                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:


                                        Address for Notices:

                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

                                        Fax:

                                                                 Annex II to the
                                               Guaranty and Collateral Agreement


                 GUARANTY AND COLLATERAL AGREEMENT SUPPLEMENT (this
"Supplement"), dated as of        ____________, ______, made by
________________, a ________________ corporation (the "Additional Grantor"), in favor of FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H:

                 WHEREAS, MINDSPRING ENTERPRISES, INC. (the "Borrower"), the Lenders, FIRST UNION CAPITAL MARKETS CORP., as Arranger, and the Administrative Agent have entered into a Credit Agreement, dated as of February 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                 WHEREAS, in connection with the Credit Agreement, the Borrower has entered into the Guaranty and Collateral Agreement, dated as of February 17, 1999 (as amended, supplemented or otherwise modified, the "Guaranty and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

                 WHEREAS, the Additional Grantor as an indirect or direct Subsidiary of the Borrower will derive indirect or direct benefit from the Extension of Credit provided in the Credit Agreement and the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Collateral Agreement; and

                 WHEREAS, the Additional Grantor has agreed to execute and deliver this Supplement in order to become a party to the Guaranty and Collateral Agreement;

                 NOW, THEREFORE, IT IS AGREED:

                 1. Guaranty and Collateral Agreement. By executing and delivering this Supplement, the Additional Grantor, as provided in Section 8.15 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guaranty and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

                 2. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

                 IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

                                [ADDITIONAL GRANTOR]

                                By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------

                                                                    Annex 1-A to
                                               Guaranty and Agreement Supplement


                            Supplement to Schedule 1



                            Supplement to Schedule 2



                            Supplement to Schedule 3



                            Supplement to Schedule 4



                            Supplement to Schedule 5

                                   EXHIBIT A
                                       to
                       Guaranty and Collateral Agreement

                         Form of Perfection Certificate


         Reference is made to that certain Guaranty and Collateral Agreement dated as of _________ ___, 1999, executed by the entities set forth on the signature pages thereto (collectively, the "Grantors" and each, a "Grantor"), in favor of FIRST UNION NATIONAL BANK, as Administrative Agent (the "Agent"), for the ratable benefit of the Administrative Agent and the lenders who are or may become a party to the Credit Agreement referred to below (collectively, the "Lenders"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated as of ____________ ____, 1999, by and among MINDSPRING ENTERPRISES, INC., as Borrower, the Lenders and the Administrative Agent (as amended, restated, or otherwise modified, the "Credit Agreement").

         The Grantors hereby certify to the Administrative Agent and each Lender as follows:

         1.      Names, etc.

                 (a) The exact name of each Grantor as it appears in its Articles or Certificate of Incorporation is as follows:

                 (b) Except as set forth in the Perfection Certificate, no Grantor has changed its identity structure in any way within the past five years.

                 (c) The following is a list of all other names (including trade names or similar appellations) used by any Grantor or any of their respective divisions or other business units at any time during the past five years:

                 (d) The taxpayer identification numbers of the Grantors are as follows:

         2.      Current Locations.

                 (a) The chief executive offices of each of the Grantors are located at the following addresses:

         Mailing Address              County                State

                 (b) The following are the only locations at which the Grantors maintain any books or records relating to any Accounts:

         Mailing Address              County                State

                 (c) The following are all the locations not identified above where the Grantors maintain any Inventory or Equipment:

         3. Unusual Transactions. Other than as set forth below, all Accounts have been originated by the Grantors and all Inventory and Equipment have been acquired by the Grantors in the ordinary course of business.

         4. Reliance. The undersigned acknowledges that the Administrative Agent and the Lenders are entitled to rely and have, in fact, relied on the information contained herein, and any successor or assign of the Agent or the Lenders is entitled to rely on the information contained therein.

         IN WITNESS WHEREOF, the undersigned have executed this Perfection Certificate, this ____ day of ________________, 1999.

                                   EXHIBIT B
                                       to
                       Guaranty and Collateral Agreement

                      Form of Depository Account Agreement

                           [Name and Address of Bank]


                                                          _____________, 19__

First Union National Bank,
as Administrative Agent
One First Union Center, DC-5
301 South College Street
Charlotte, North Carolina 28222-0737
Attention:  C. Mark Hedrick

         Re: Credit Agreement dated as of February 17, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among MINDSPRING ENTERPRISES, INC., a corporation organized under the laws of Delaware, as borrower (the "Borrower"), the Lenders party thereto, FIRST UNION CAPITAL MARKETS CORP., as Arranger, and FIRST UNION NATIONAL BANK, as Administrative Agent (the "Administrative Agent") for such Lenders

Ladies and Gentlemen:

          The company or companies set forth on the signature page hereto (collectively, the "Company") maintains with us (hereinafter referred to as the "Bank") the accounts and lockboxes set forth on Schedule I hereto (collectively, the "Deposit Accounts"), which are all the accounts and lockboxes of the Company maintained with the Bank. By its execution hereof, the Company has confirmed to the Bank that all amounts and other items in the Deposit Accounts are and shall be deemed proceeds of the Accounts subject to the lien of the Administrative Agent granted pursuant to the Guaranty and Collateral Agreement referred to in the Credit Agreement.

         Unless and until an Account Notice (as defined below) is received by the Bank in accordance with the provisions of this letter, the Company shall have the right to withdraw and deposit funds, instruments and other items in the Deposit Accounts by duly authorized signatories in such amounts and with such frequency as it chooses, and free of any direction by the Administrative Agent. The Administrative Agent may, at its sole discretion, terminate the Company's signing authority and rights to withdraw or transfer funds and other items from the Deposit Accounts by delivery to the Company and the Bank of a written notice thereof (an "Account Notice"). Such Account Notice shall be effective upon receipt by the Bank.

          From and after the date an Account Notice is received by the Bank and until such Account Notice is withdrawn by the Administrative Agent or the termination of this letter (i) withdrawals from the Deposit Accounts by the Company shall be prohibited and may be made only by direction of the Administrative Agent by way of wire transfer or electronic funds transfer to such account or accounts ("Administrative Agent's Account") as the Administrative Agent shall notify to the Bank, (ii) the Bank shall use its reasonable efforts to transfer to Administrative Agent's Account all collected funds in the Deposit Accounts before noon each business day and
(iii) the Company shall have no right to direct any such transfers.

          The Bank agrees that it will not exercise or claim any right of setoff against, or any security interest or any banker's lien in, the Deposit Accounts or in monies or items deposited or to be deposited in the Deposit Accounts. The parties hereto agree that the Deposit Accounts will be subject to the exercise of such rights by the Administrative Agent. The Bank waives and releases to the Administrative Agent any right or claim which it may have in any of the funds or other items at any time deposited or to be deposited in the Deposit Accounts.

         At the end of each statement period, the Bank's regular statement covering the deposits to and withdrawals from the Deposit Accounts will be sent to the Company, with a copy to the Administrative Agent. The Administrative Agent will have no liability to the Bank or the Company for any costs, fees or charges under the Bank's usual and customary procedures or under this letter. All fees and other charges incurred in connection with the Deposit Accounts will be payable by the Company.

         The Company may not terminate this letter as long as any of the Company's Obligations (as defined in the Credit Agreement) to the Administrative Agent or any Lender under the Credit Agreement are outstanding and unpaid and any Lender has any obligation to make Loans or has other obligations to the Company, but the Company may thereafter terminate this letter by notice to the Bank, provided any such termination notice is also signed by the Administrative Agent. The Administrative Agent will exercise its good faith efforts to sign any such termination notice prepared by the Company within three business days after receipt by the Administrative Agent. Any attempt to terminate this letter by the Company without the prior written consent of the Administrative Agent shall be void.

         By its execution hereof, the Company agrees to be bound by the provisions of this letter and represents and warrants that it has no other accounts or lockboxes with the Bank other than the Deposit Accounts, and covenants and agrees that any lockboxes or accounts opened by the Company with the Bank after the date hereof will be added to Schedule 1 of this letter and be subject upon the establishment thereof to the provisions hereof.

         All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be effective and deemed to have been received (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next business day if sent by recognized overnight courier service and (iii) on the third business day following the date sent by certified mail, return receipt requested. Notices to any party shall be sent to it at the addresses set forth on the first and signature pages hereto, as applicable, or any other address as any party may from time to time designate by written notice to the others as herein required.

                                       Very truly yours,

                                       [THE BANK]


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                       FIRST UNION NATIONAL BANK,
                                       as Administrative Agent


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------




Agreed to and Accepted:

MINDSPRING ENTERPRISES, INC.


By:
   ------------------------------------
   Name:
        -------------------------------
   Title:
         ------------------------------



---------------------------------------

---------------------------------------

---------------------------------------
Attention:
          -----------------------------

                                   Schedule 1


                  [Insert Account and Lockboxes Descriptions]